[JARDEN CORPORATION LOGO]

                                          FOR:   Jarden Corporation

                                      CONTACT:   Martin E. Franklin
                                                 Chairman and
                                                 Chief Executive Officer
                                                 914-967-9400

                                                 Investor Relations:
                                                 Cara O'Brien/Melissa Myron
                                                 Press: Evan Goetz/Alecia Pulman
                                                 Financial Dynamics

FOR IMMEDIATE RELEASE
---------------------

                JARDEN CORPORATION ANNOUNCES 3-FOR-2 STOCK SPLIT
               - AFTER APPROVAL OF ALL ANNUAL MEETING PROPOSALS -

     RYE, NY - JUNE 9, 2005 - JARDEN CORPORATION (NYSE:JAH) today announced that its Board of Directors approved a 3-for-2 stock split of its outstanding shares of common stock. Stockholders of record at the close of business on June 20,
2005 will receive one additional share of Jarden common stock for every two shares of Jarden common stock owned on that date. The additional shares are expected to be distributed on or about July 11, 2005. As a result of the stock split, and after taking into consideration the conversion of Series C Preferred
Stock, the number of outstanding shares of common stock will increase to approximately 45.3 million from approximately 30.2 million.

     In addition, the Company announced that stockholders approved all six proposals put forth at this year's Annual Meeting of Stockholders, including the re-election of Douglas W. Huemme, Robert L. Wood, and Irwin D. Simon to serve on the Board of Directors for a term of three years; the adoption of the amended and restated 2003 stock incentive plan; the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm; an increase in authorized common stock from 50,000,000 to 150,000,000; the conversion of the
Series C Preferred Stock into Common Stock and Series B Preferred Stock; and, an amendment to the Company's Restated Certificate of Incorporation to amend the definition of "Related Party."

                                  --- more ---

     Martin E. Franklin, Chairman and Chief Executive Officer, commented, "We are confident in the long-term growth potential of Jarden and are committed to making further progress on our quest to build a world-class consumer products company. Importantly, our Board is committed to passing this value along to our shareholders and we believe the stock split will encourage broader ownership of
Jarden as we grow from a small-cap to a mid-cap company."

     Jarden Corporation is a leading provider of niche consumer products used in and around the home, under well-known brand names including Ball(R), Bee(R),
Bicycle(R), Campingaz(R), Coleman(R), Crawford(R), Diamond(R), First Alert(R),
FoodSaver(R), Forster(R), Health o meter(R), Hoyle(R), Kerr(R), Lehigh(R),
Leslie-Locke(R), Loew-Cornell(R), Mr. Coffee(R), Oster(R), Sunbeam(R) and
VillaWare(R). Jarden operates through four business segments: Branded
Consumables, Consumer Solutions, Outdoor Solutions and Other. Headquartered in
Rye, N.Y., Jarden has over 9,000 employees worldwide. For more information, please visit www.jarden.com.

Note: This news release contains "forward-looking statements" within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of
1995, including statements regarding the outlook for Jarden's markets and the demand for its products, future cash flows from operations, Jarden's future revenues and margin requirements, growth in costs and expenses and the impact of acquisitions, divestitures, restructurings and other unusual items, including our ability to integrate and obtain the anticipated results and synergies from our acquisition of AHI. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause results to vary is included in the Company's periodic and other reports filed with the Securities and Exchange Commission.

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